ADMINISTRATION AGREEMENT


      THIS AGREEMENT is made as of the 26th day of April, 2005, by and between KEELEY Funds, Inc., a Maryland corporation (the "Corporation"), and UMB Fund Services, Inc., a Wisconsin corporation (the "Administrator").

      WHEREAS, the Corporation is an open-end, management investment company registered under the Investment Company Act of 1940, as amended (the "Act") and is authorized to issue shares of beneficial interests ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

      WHEREAS, the Corporation and the Administrator desire to enter into an agreement pursuant to which the Administrator shall provide administrative services to such investment portfolios of the Corporation as are listed on Schedule A hereto and any additional investment portfolios the Corporation and the Administrator may agree upon and include on Schedule A as such Schedule may be amended from time to time (such investment portfolios and any additional investment portfolios are individually referred to as a "Fund" and collectively as the "Funds").

      NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.    Appointment
      -----------

      The Corporation hereby appoints the Administrator as administrator of the Funds for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2.    Services as Administrator
      -------------------------

      (a) Subject to the direction and control of the Corporation's Board of Directors and utilizing information provided by the Corporation and its agents and other service providers, the Administrator will provide the services listed on Schedule B hereto. The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder.

      (b) The Directors of the Corporation shall cause the officers, adviser, distributor, legal counsel, independent accountants, custodian and transfer agent for the Funds to cooperate with the Administrator and to provide the Administrator, upon request, with such information, documents and advice relating to the Funds as is within the possession or knowledge of such persons, in order to enable the Administrator to perform its duties hereunder. In connection with its duties hereunder, the Administrator shall be entitled to rely, and shall be held harmless by the Corporation when acting in reliance, upon the instruction, advice, information or any documents relating to the Funds provided to the Administrator by any of the aforementioned persons. Fees charged by such persons shall be a Fund expense. The Administrator shall be entitled to rely on any document which it reasonably believes to be genuine and to have been signed or presented by the proper party. The Administrator shall not be held to have notice of any change of authority of any officer, agent or employee of the Corporation until receipt of written notice thereof from the Corporation.

      (c) In compliance with the requirements of Rule 31a-3 under the Act, the Administrator hereby agrees that all records which it maintains for the Funds are the property of the Corporation and further agrees to surrender promptly to the Corporation any of such records upon the Corporation's request. The Administrator further agrees to preserve for the periods prescribed by Rule 31a-2 under the Act the records described in (a) above which are maintained by the Administrator for the Funds.

      (d) The Corporation acknowledges that this Agreement, and the Administrator's monitoring and other functions hereunder, does not relieve the Corporation's Board of its oversight responsibilities under the Act and applicable corporate law, or the investment adviser's responsibilities, for compliance matters including but not limited to compliance with the Act, the Internal Revenue Code of 1986, as amended, the Sarbanes-Oxley Act of 2002, the USA PATRIOT Act of 2002 and the policies and limitations of the Funds relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information.

3.    Fees; Delegation; Expenses
      --------------------------

      (a) In consideration of the services rendered pursuant to this Agreement, the Corporation will pay the Administrator a fee, computed daily and payable monthly, at the annual rate of fifteen one-hundredths of one percent (0.15%) on the first $50,000,000 of each Fund's average daily net assets and five one-hundredths of one percent (0.05%) on each Fund's average daily net assets in excess of $50,000,000. In addition, the Corporation will reimburse the Administrator its reasonable out-of-pocket expenses. Out-of-pocket expenses include, but are not limited to, travel, lodging and meals in connection with travel on behalf of the Funds, programming and related expenses (previously incurred or to be incurred by Administrator) in connection with providing electronic transmission of data between the Administrator and the Funds' other service providers, brokers, dealers and depositories, and photocopying, postage and overnight delivery expenses. The minimum annual fee to be paid by the Corporation to the Administrator hereunder (exclusive of out-of-pocket expenses) with respect to each Fund shall be $38,500 per year. Fees shall be paid at a rate that would aggregate at least the applicable minimum fee.

      (b) For the purpose of determining fees payable to the Administrator, net asset value shall be computed in accordance with the Funds' Prospectus and resolutions of the Corporation's Board of Directors. The fee for the period from the day of the month this Agreement is entered into until the end of that month shall be pro-rated according to the proportion which such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. Should the Corporation or a Fund be liquidated, merged with or acquired by another fund, any accrued fees shall be immediately payable.

      (c) The Administrator will from time to time employ or associate itself with such person or persons as the Administrator may believe to be particularly fitted to assist it in the performance of this Agreement. Such person or persons may be officers and employees who are employed by both the Administrator and the Corporation. The compensation of such person or persons shall be paid by the Administrator and no obligation shall be incurred on behalf of the Corporation in such respect.

      (d) The Administrator will bear all expenses in connection with the performance of its services under this Agreement except as otherwise provided herein. Other costs and expenses to be incurred in the operation of the Funds, including, but not limited to: taxes; interest; brokerage fees and commissions, if any; salaries, fees and expenses of officers and Directors; Commission fees and state Blue Sky fees; advisory and administration fees; charges of custodians, transfer agents, dividend disbursing and accounting services agents; security pricing services; insurance premiums; outside auditing and legal expenses; costs of organization and maintenance of corporate existence; typesetting, printing and mailing of prospectuses, statements of additional information, supplements, notices and proxy materials for regulatory purposes and for distribution to current shareholders; typesetting, printing, mailing and other costs of shareholder reports; expenses incidental to holding meetings of the Funds' shareholders and Directors; fund accounting fees including pricing of portfolio securities; and any extraordinary expenses; will be borne by the Funds or their investment adviser. Expenses incurred for distribution of fund shares, including the typesetting, printing and mailing of prospectuses for persons who are not shareholders of the Funds, will be borne by the Funds, their investment adviser, or their distributor.

      (e) The Funds shall pay the Administrator for research services and other service interface fees such as Bloomberg, CCH, Nasdaq, etc. in accordance with the pricing schedule provided herewith. The pricing schedule shall be amended as new asset classes or services are added. The Administrator reserves the right to adjust the pricing schedule from time to time to reflect changes in the underlying costs of providing the services upon thirty (30) days' notice.

4.    Proprietary and Confidential Information
      ----------------------------------------

      The Administrator agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Corporation all records and other information relative to the Funds and prior, present or potential shareholders of the Funds (and clients of said shareholders), and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Corporation, which approval shall not be unreasonably withheld and may not be withheld where the Administrator may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Corporation.

5.    Limitation of Liability
      -----------------------

      (a) The Administrator shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding any other provision of this Agreement, the Corporation shall indemnify and hold harmless the Administrator from and against any and all claims, demands, losses, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which the Administrator may sustain or incur or which may be asserted against the Administrator by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon the instruction, advice, information or documents provided to the Administrator by any party described in
Section 2(b).

      (b) In the event the Corporation may be asked to indemnify or hold the Administrator harmless, the Corporation shall be advised of all pertinent facts concerning the situation in question and the Administrator shall use all reasonable care to notify the Corporation promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so shall not affect the rights hereunder. (As used in Sections 5(a) and 5(b) hereof, the term "Administrator" shall include directors, officers, employees and other corporate agents of the Administrator as well as the corporation itself).

6.    Term
      ----

      (a) This Agreement shall become effective as of the date hereof and shall continue until terminated as provided herein.

      (b) This Agreement may be terminated at any time (i) upon mutual consent of the parties, or (ii) by either party upon not less than ninety (90) days' written notice to the other party (which notice may be waived by the party entitled to the notice).

      (c) The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Administrator and the Corporation.

7.    Non-Exclusivity
      ---------------

      The services of the Administrator rendered to the Corporation are not deemed to be exclusive. The Administrator may render such services and any other services to others, including other investment companies. The Corporation recognizes that from time to time directors, officers and employees of the Administrator may serve as directors, trustees, officers and employees of other corporations or trusts (including other investment companies), that such other entities may include the name of the Administrator as part of their name and that the Administrator or its affiliates may enter into investment advisory or other agreements with such other corporations or trusts.

8.    Governing Law; Invalidity
      -------------------------

      This Agreement shall be governed by Wisconsin law. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the Act or any rule or order of the Commission thereunder. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability in any jurisdiction and shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.    Notices
      -------

      Any notice required or to be permitted to be given by either party to the other shall be in writing and shall be deemed to have been given when sent by registered or certified mail, postage prepaid, return receipt requested, as follows: Notice to the Administrator shall be sent to UMB Fund Services, Inc., 800 West Michigan Street, Suite A, Milwaukee, WI, 53233, Attention: President, with a copy to General Counsel, and notice to the Corporation shall be sent to Keeley Investment Corp., 401 South LaSalle Street, Suite 1201, Chicago, Illinois, 60605, Attention John Keeley.

10.   Entire Agreement
      ----------------

      This Agreement constitutes the entire Agreement of the parties hereto.

11.   Counterparts
      ------------

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but such counterparts shall together constitute but one and the same instrument.

12.   Blue Sky Delegation
      -------------------

      The Corporation hereby grants to the Administrator the limited power of attorney on behalf of the Funds to sign Blue Sky forms and related documents in connection with the performance of its obligations under this Agreement.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer as of the day and year first above written.


                               KEELEY FUNDS, INC.


                              By: /s/ John L. Keeley, Jr.
                                 ---------------------------------

                              Its:  President
                                  --------------------------------


                             UMB FUND SERVICES, INC.


                              By: /s/ Peter Hammond
                                 ---------------------------------

                              Its: Executive Vice President
                                  --------------------------------

                                   SCHEDULE A
                                     TO THE
                       ADMINISTRATION ACCOUNTING AGREEMENT
                                 BY AND BETWEEN
                               KEELEY FUNDS, INC.
                                       AND
                             UMB FUND SERVICES, INC.


                                  NAME OF FUNDS
                                  -------------

                            KEELEY Mid Cap Value Fund

                                   SCHEDULE B
                                     TO THE
                            ADMINISTRATION AGREEMENT
                                 BY AND BETWEEN
                               KEELEY FUNDS, INC.
                                       AND
                             UMB FUND SERVICES, INC.


                                    SERVICES
                                    --------

Subject to the direction and control of the Corporation's Board of Directors and utilizing information provided by the Corporation and its agents, the Administrator will:

  o provide office space, facilities, equipment and personnel to carry out its services hereunder;

  o compile data for and prepare with respect to the Funds timely Notices to the Commission required pursuant to Rule 24f-2 under the 1940 Act and Semi-Annual Reports on Form N-SAR;

  o compile data for, prepare and file with respect to the Funds Form N-Q required pursuant to Rule 30b-1-5 under the 1940 Act;

  o prepare and review the financial statement for the Funds' Annual and Semi-Annual Reports included in Form N-CSR as required under the Sarbanes-Oxley Act; assist in compiling exhibits and disclosures for Form N-CSR as requested by the Adviser;

  o assist in the preparation for execution by the Corporation and file all federal income and excise tax returns and state income tax returns (and such other required tax filings as may be agreed to by the parties) other than those required to be made by the Corporation's custodian or transfer agent, subject to the review and approval of the Corporation and the Corporation's independent accountants;

o prepare the financial statements for the Annual and Semi-Annual Reports required pursuant to Section 30(d) under the 1940 Act, subject to the review and approval of the Corporation and the Corporation's independent accountants;

  o provide financial and Fund performance information for inclusion in the Registration Statement for the Corporation (on Form N-1A or any replacement therefor) and any amendments thereto, subject to the review of Fund counsel;

  o determine and periodically monitor each Fund's income and expense accruals and cause all appropriate expenses to be paid from Fund assets on proper authorization from the Corporation;

  o assist in the acquisition of the Funds' fidelity bond required by the 1940 Act, monitor the amount of the bond and make the necessary Commission filings related thereto;

  o from time to time as the Administrator deems appropriate, check each Fund's compliance with the policies and limitations of each Fund relating to the portfolio investments as set forth in the Prospectus and Statement of Additional Information and monitor each Fund's status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (but these functions shall not relieve the Corporation's investment adviser and sub-advisers, if any, of their primary day-to-day responsibility for assuring such compliance);

  o maintain, and/or coordinate with the other service providers the maintenance of, the accounts, books and other documents required pursuant to Rule 31a-1(a) and (b) under the 1940 Act;

  o prepare and file state securities qualification/notice compliance filings, with the advice of the Corporation's legal counsel, upon and in accordance with instructions from the Corporation, which instructions will include the states to qualify in, the amounts of Shares to initially and subsequently qualify and the warning threshold to be maintained;

  o develop with legal counsel and the secretary of the Corporation an agenda for each board meeting and, if requested by the Directors, attend board meetings and prepare minutes;

  o   prepare Form 1099s for Directors and other Fund vendors;

  o calculate dividend and capital gains distributions subject to review and approval by the Corporation and its independent accountants;

  o coordinate payments with respect to services provided pursuant to the Funds' plan of distribution, and provide reports to the Board of Directors with respect to the amounts paid or payable by the Funds from time to time under the plan and the nature of the services provided; and

  o generally assist in the Corporation's administrative operations as mutually agreed to by the parties.

The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. These services do not include correcting, verifying or addressing any prior actions or inactions by any Fund or by any prior service provider. To the extent the Administrator agrees to take such actions, those actions taken shall be deemed part of the Schedule B.